United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8 POS

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission File Number:  000-28881

                Oasis Entertainment's Fourth Movie Project, Inc.
             (Exact name of Registrant as specified in its charter)

Nevada     88-0403762
(Jurisdiction  of  Incorporation)                                      (I.R.S.
Employer  Identification  No.)

24843  Del  Prado,  Suite  326  Dana  Point,  California     92629
(Address  of  principal  executive  offices)                         (Zip  Code)

Registrant's  telephone  number,  including  area code:                    (949)
488-0736

                      STOCK FOR SERVICES COMPENSATION PLAN
                              (Full Title of Plan)

                                 Luke C. Zouvas
                                 attorney at law
                        34190 Sepulveda Avenue, Suite 200
                            Capistrano Beach CA 92624
                    phone (949) 487-7295  fax (949) 487-7285
                               (Agent for Service)
Dated:  September  24,  2002

                       CALCULATION OF REGISTRATION FEE (1)


--------------------------------------------------------------------------------
Title of    |   Amount to     |  Proposed       | Proposed       | Amount of   |
Securities  |   be Registered |  Maximum        | Maximum        | Registration|
To be       |                 |  Offering Price | Aggregate      | Fee         |
Registered  |                 |  Per Unit       | Offering Price |             |
--------------------------------------------------------------------------------
    N/A     |      N/A        |      N/A        |      N/A       |    N/A      |
--------------------------------------------------------------------------------

(1) The securities of the Issuer are presently listed for trading on the OTCBB (Over-The-Counter Bulletin Board). There is presently no active or liquid market for the shares of this Issuer. The price is determined accordingly at the mutually acceptable price of $0.04 per share, rather than at the nominal par value of $0.001.

(2) Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416(c) of the Securities Act of 1933.

This amendment to the previously filed S-8 is made to include the Independent Auditors Consent Letter that was not included in the previous filing. The initial filing of the S-8 can be viewed at www.sec.gov in it's entirety. The independent auditors consent letter is included herein as Exhibit A.

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                                    EXHIBIT A

                          Auditor Representation Letter
                                       of

                      H J  Associates  &  Consultants,  LLP

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                          HJ ASSOCIATES & CONSULTANTS
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

                        50 South Main Street, Suite 1450
                            Salt Lake City, UT 84144
                                  801-328-4408
                                fax 801-328-4461



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Oasis Entertainment's Fourth Movie Project, Inc. on Form S-8 of our report, dated January 3, 2002, appearing in the Annual Report on Form 10-KSB of Oasis Entertainment's Fourth Movie Project, Inc. for the year ended September 30, 2001.


/s/HJ  Associates  &  Consultants,  LLP
HJ  Associates  &  Consultants,  LLP
Salt  Lake  City,  Utah
September  25,  2002

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                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 23, 2002.


                Oasis Entertainment's Fourth Movie Project, Inc.

                                       by

/s/Luke C. Zouvas                                              /s/Luke C. Zouvas
Luke C. Zouvas                                                    Luke C. Zouvas
Acting  President/Director                            Acting  Secretary/Director

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